EXHIBIT 4.14
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                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into this 18th day of June, 1998, by and between EXECUTIVE TELECARD, LTD., a Delaware corporation (the "Company"), and SEYMOUR GORDON, resident of the State of New York with an address at 3 Hawthorne Lane, Lawrence NY 11559 (the "Purchaser").

                  WHEREAS, the Company and Purchaser entered into an Agreement whereby the Purchaser loaned the company $1,000,000 pursuant to a Promissory Note dated as of June 18, 1998; and

                  WHEREAS, the Company and the Purchaser entered into a Warrant dated as of June 18, 1998.

                  Now therefore, in consideration of the promises, the mutual representations, warranties and covenants set forth herein, the Company and the Purchaser hereby agree as follows:

     1. Replacement and Extension of Warrants. As additional consideration of the note, and the Warrant for 67,000 shares dated contemporaneously hereto, Purchaser shall receive in exchange for his present Warrant currently exercisable on February 28, 1999 at the price of $5.40, a replacement Warrant for 55,000 shares exercisable on or before February 29, 2001 at an exercise price of $3.75. All other terms of such Warrant shall remain the same.

     2. Conversion of the Loan. The outstanding principal and interest of the Loan shall be convertible, at Purchaser's option, into shares of a new security which borrower intends to issue (the "Convertible Security"). This provision does not alter the Purchaser's rights to receive interest under the terms of the Promissory Note.

     3. IDT  Preference.  The  Company  is using  best  efforts  to  obtain  IDT
     Corporation's agreement that the indebtedness evidenced by Purchaser's Promissory Note shall be pari passu with indebtedness to IDT. In the event that IDT's agreement to this cannot be obtained, the loan from Purchaser will be junior to IDT indebtedness.

     4.   Representations  and  Warranties  of  the  Purchaser.   The  Purchaser
     represents and warrants to the Company as follows:
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                  (a)  Investment  Intent,  etc. The Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser has received, examined and reviewed copies of the Company's most recent reports, as amended, filed under the Exchange Act and other publicly available documents requested by him and recognizes that the investment in the Shares involves a high degree of risk. The Purchaser has been advised that it may not be possible to readily liquidate this investment. The Purchaser's overall commitment to the Shares (included in the term "Shares" is common stock in the Company, the Convertible Security or any other security which is created as a result of this agreement), which are not readily marketable, is not disproportionate to his net worth, his investment in the Company will not cause such overall commitment to become excessive, and he can afford to bear the loss of his entire investment in the Company. The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Common Stock of the Company. The Purchaser confirms that the Company has made available to him the opportunity to ask questions of, and received answers from, the Company concerning the Company and the activities of the Company and otherwise to obtain any additional information, to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information conveyed to him. The Purchaser hereby acknowledges that he has been advised that this offering of Shares has not been registered with, or reviewed by, the Securities and Exchange Commission because this offering is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act. The Purchaser represents that the Shares are being purchased for this own account, for investment purposes only and not with a view towards distribution or resale to others. The Purchaser agrees that he will not attempt to sell, transfer, assign, pledge or otherwise dispose the Shares unless they are registered under the Securities Act or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration is available. The Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares. The execution, delivery and performance by the Purchaser of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which he is bound. The Purchaser has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment. The Purchaser is purchasing the Shares for his account, and not in any agency, fiduciary or similar capacity. The source of the funds evidencing the Purchase Price are from legally available funds of the Purchaser.


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         1.   Miscellaneous.

                  (a) Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Purchaser and the Company.

                  (b) Waiver. Any breach of any obligation, covenants, agreement or condition contained herein shall be deemed waived by the non-breaching party, only by a writing, setting forth with particularity the breach being waived and the scope of the waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other breach. No waiver shall be implied from any conduct or action of the non-breaching party. No failure or delay by any party in exercising any right, power or privilege hereunder or under the Documents and no course of dealing by any party shall operate as a waiver and any right, power or privilege hereunder or under any Document nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege.

                  (c)  Notices.  All  notices,   requests,   demand,  and  other
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand:

                  If to the Company, to:

                           Executive TeleCard, Ltd.
                           1720 S. Bellaire Street, #1000
                           Denver, Colorado 80222
                           Attn:    Christopher J. Vizas
                                    Chairman and Chief Executive Officer

                  With a copy to:

                           Executive TeleCard, Ltd.
                           1720 S. Bellaire Street, #1000
                           Denver, Colorado 80222
                           Attn:    W. P. Colin Smith, Jr.
                                    Vice President and General Counsel

                  If to Purchaser, to:

                           Seymour Gordon
                           3 Hawthorne Lane
                           Lawrence NY 11559

or to such other address as any party shall have specified by notice in writing to the other in compliance with this paragraph 10(c).


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                  (d) Binding  Nature  Agreement.  This Agreement and all of the
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Any such assignment without the prior written consent of all the parties shall be invalid.

                  (e) Acknowledgment by the Purchaser. The Purchaser has been informed that the Company's Common Stock is publicly-traded on the Nasdaq National Market and that the Purchase Price for the Shares may bear no relation to the future market value or book value of the Common Stock. The Purchaser further acknowledges that he has reviewed such information, as he deems appropriate to evaluate whether to enter into this Agreement. The Purchaser further acknowledges that he is not relying on any oral information or representations from the Company or any other person, including representatives of the Company in connection with his decision to enter into this Agreement, including the Company's financial condition, prospects, present or future results of operations, business plans or the potential for future appreciation in the Company's Common Stock.

                  (f) Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein.

                  (g) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  (h) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

                  (i) Form of Signature. The parties hereto agree to accept a facsimile transaction copy of their respective signatures as evidence of their respective actual signatures to this Agreement; PROVIDED, HOWEVER, that each party who produces a facsimile signature agreement, by the express terms hereof, to place, immediately after transmission of its signature by fax, a true and correct original copy of its signature in overnight mail to the address of the other party.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                         EXECUTIVE TELECARD, LTD.


                                         By:
                                            ------------------------------------
                                            Christopher J. Vizas
                                            Chairman and Chief Executive Officer



                                            ------------------------------------
                                                    SEYMOUR GORDON




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